EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-22846 on Form S-8 of Seacoast Banking Corporation of Florida of our report dated June 27, 2014 appearing in this Annual Report on Form 11-K of Retirement Savings Plan for Employees of Seacoast National Bank for the year ended December 31, 2013.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

South Bend, Indiana

June 27, 2014